Exhibit 99.1

Berkshire Hills Bancorp Announces Closing of Common Stock Offering

PITTSFIELD, Mass., May 25, 2017, Berkshire Hills Bancorp, Inc. (NYSE: BHLB) (the “Company”) announced today the closing of an underwritten public offering of 4,637,690 shares of the Company’s common stock at a price to the public of $34.50 per share. Sandler O’Neill + Partners, L.P. served as the sole active book-running manager and Piper Jaffray & Co. served as the passive book-running manager for the offering. The net proceeds to the Company after deducting the underwriting discount and commissions and other estimated offering expenses are expected to be approximately $152.9 million. The Company intends to use the net proceeds from the offering for general corporate purposes.

Additional Information Regarding the Offering

The offering of common stock is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-207429) filed by the Company with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying base prospectus. A prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the prospectus supplement and the accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the offering.  Copies of the prospectus supplement and the accompanying base prospectus relating to the common stock offering can be obtained without charge by visiting the SEC's website at www.sec.gov, or may be obtained from Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1-866-805-4128.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by a prospectus supplement and accompanying base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the common stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any offering of the common stock is being made only by means of a written prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ABOUT BERKSHIRE HILLS

Berkshire Hills Bancorp, Inc. is the parent of Berkshire Bank – America's Most Exciting Bank®. As of March 31, 2017, the Company has approximately $9.3 billion in assets and 97 full-service branch offices in Massachusetts, New York, Connecticut, Vermont, Pennsylvania and New Jersey providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets. The Company has a pending agreement to acquire Commerce Bancshares Corp., the parent company of Commerce Bank and Trust Company, a $2.2 billion bank with 16 branches in the Worcester, MA and Boston, MA markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are included in this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified in our public filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACTS

Investor Relations Contact:

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149